===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            AirTran Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            AirTran Holdings, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             AIRTRAN HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of AirTran Holdings, Inc.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AirTran Holdings, Inc. (the "Company") will be held at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337 on Thursday, May 18, 2000 at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     (1) To elect Directors for terms of one, two and three years; and

     (2) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on March 31, 2000, will be entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                  By Order of the Board of Directors

                                  Leslie C. Head
                                  Secretary


April 7, 2000
Orlando, Florida

                             AIRTRAN HOLDINGS, INC.
                             9955 AirTran Boulevard
                            Orlando, Florida  32827
                                 (407) 261-5600


                                PROXY STATEMENT



       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AirTran Holdings, Inc., a Nevada corporation (the "Company") to be voted at the Annual Meeting of the Stockholders of the Company to be held on May 18, 2000, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337, on Thursday, May 18, 2000, at 11:00 a.m. Eastern Daylight Savings Time. This proxy statement and accompanying form of proxy were first sent or given to Stockholders on or about April 7, 2000. The Company's Annual Report for the year ended December 31, 1999, is being sent, concurrently herewith, to each Stockholder of record.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

       At the Company's annual meeting, Stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors. In addition, the Company's management will report on the performance of the Company during the 1999 year and respond to questions from Stockholders.

Who is entitled to vote?

       Only Stockholders of record at the close of business on the record date, March 31, 2000, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

       All Stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each Stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

       Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

       The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 65,724,146 shares of Common Stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculations of the number of shares considered to be present at the meeting.

How do I vote?

       If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" Stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

       Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

       Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote FOR election of the nominated slate of Directors.

       With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

       Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

       Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. The Company's management knows of no matter to be brought before the meeting other than those mentioned herein. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

       Proxies will be solicited by mail. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The expense of preparing, assembling, printing, mailing and soliciting proxies will be borne by the Company.


                                STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

       The following table sets forth, as of February 28, 2000 (unless otherwise indicated in the footnotes), certain information with respect to the Company's Common Stock owned beneficially by each Director, by each Nominee for election as a Director, by all Executive Officers and Directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of Common Stock included in the table.

                                                    Number of Shares          Percent
Name of Beneficial Owner                          Beneficially Owned (1)  of Ownership (2)
------------------------                          ----------------------  ----------------
Lewis H. Jordan  (3)............................        4,265,235              6.2%
Robert L. Priddy (4)............................        2,650,000              4.0%
Robert D. Swenson (5)...........................          699,895              1.1%
Joseph B. Leonard (6)...........................          600,000                 *
Don L. Chapman (7)..............................           92,000                 *
John K. Ellingboe (8)...........................           43,620                 *
William J. Usery, Jr............................            6,000                 *
All Executive Officers and Directors as a
   group (10 persons) (2)(3)(4)(5)(6)(7)(8)(9)..        8,588,416             12.2%

-------------------
*  Less than 1%
(1) Information with respect to beneficial ownership is based upon information furnished by each owner.
(2) The percent of outstanding Common Stock owned is determined by assuming that in each case the person only, or group only, exercised his or its rights to purchase all shares of Common Stock underlying presently exercisable stock options.
(3) Includes options to purchase 3,050,000 shares of Common Stock which are presently exercisable and also includes 50,000 shares owned by a trust under which Mr. Jordan is a beneficiary. Mr. Jordan's address is 610 Wingspread, Peachtree City, Georgia 30269.
(4) Includes options to purchase 650,000 shares of Common Stock which are presently exercisable.
(5) Includes options to purchase 335,000 shares which are presently exercisable. Includes 87,220 shares of Common Stock held by Mr. Swenson's wife and 83,720 shares of Common Stock Mr. Swenson holds as custodian for his minor children.
(6) Includes options to purchase 600,000 shares which are presently exercisable.
(7) Includes 69,000 shares of Common Stock owned by a corporation in which Mr. Chapman is an officer and sole stockholder and options to purchase 20,000 shares of Common Stock which are presently exercisable.
(8) Includes options to purchase 22,000 shares which are presently exercisable.

(9) In addition to outstanding shares of Common Stock owned by Executive Officers not named in the table, also included are options to purchase 116, 666, 50,000 and 50,000 shares of Common Stock by Robert L. Fornaro, Stephen
    J. Kolski and Marilyn Rogers, respectively, which are presently exercisable.


                             ELECTION OF DIRECTORS

   The By-laws of the Company have been recently amended to provide for a Board of Directors with staggered terms. Upon the expiration of the term of each Board member elected in 2000, each successor or reelected Director will serve for a three-year term. The Company's By-laws provide that there shall be not less than three, nor more than nine, Directors. The Board of Directors has determined that seven Directors be elected for the ensuing year. The following persons have been nominated for election to the Board of Directors: Don L. Chapman, John K. Ellingboe, Lewis H. Jordan, Joseph B. Leonard, Robert L. Priddy, Robert D. Swenson and William J. Usery, Jr. All of the nominees are currently Directors except for Mr. Usery. Messrs. Chapman, Jordan, and Leonard have been nominated as Class I Directors for a three-year term expiring in 2003. Messrs. Swenson and Usery have been nominated as Class II Directors for a two-year term expiring in 2002. Messrs. Ellingboe and Priddy have been nominated as Class III Directors for a one-year term expiring in 2001. It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.


Identification of Directors and Executive Officers

   The following table contains the name, age and position with the Company of each Executive Officer and Director of the Company. Their respective backgrounds are described following the table.

                         Age                                 Position
                         ---                                 --------
Joseph B.  Leonard        56    Chairman of the Board, President, Chief Executive Officer and Director
Robert L. Fornaro         47    President of Operating Subsidiary
Stephen J. Kolski         59    Senior Vice President - Operations of Operating Subsidiary
Marilyn L. Rogers         52    Senior Vice President - Customer Service of Operating Subsidiary
Don L. Chapman            60    Director
John K. Ellingboe         49    Director
Lewis H. Jordan           55    Director
Robert L. Priddy          53    Director
Robert D. Swenson         45    Director
William J. Usery, Jr.     76    Nominee for Director

      Joseph B. Leonard joined the Company in January 1999 as Chairman of the Board, President and Chief Executive Officer. From 1993 to 1998, Mr. Leonard served in various executive capacities for AlliedSignal, Inc. and its Aerospace division, last serving as the President and Chief Executive Officer of Marketing, Sales and Service of AlliedSignal Aerospace and Senior Vice President of AlliedSignal, Inc. during 1998. From 1991 to 1993, Mr. Leonard served as Executive Vice President of Northwest Airlines. Prior to that, Mr. Leonard served in various executive positions for Eastern Airlines from 1984 to 1990, as Assistant Vice President, Aircraft Maintenance for American Airlines from 1982 to 1984 and in various maintenance and quality control positions for Northwest Airlines from 1969 to 1982. Mr. Leonard was elected to the Board of Directors pursuant to the terms of his Employment Agreement with the Company.

     Robert L. Fornaro joined the Company in March 1999 as the President of its operating subsidiary. From February 1998 until March 1999, he served as a consultant in the airline industry. From 1992 to February 1998, Mr. Fornaro served as Senior Vice President - Planning for US Airways. Prior to that, he served as Senior Vice President - Marketing Planning at Northwest Airlines from 1988 to 1992.

     Stephen J. Kolski joined the Company in March 1999 as Senior Vice President
- Operations of its operating subsidiary. From 1995 until March 1999, he served as a consultant in the aerospace industry. From 1993 to 1995, he served as a Director, President and Chief Operating Officer of ATX, Inc. From 1990 to 1993, Mr. Kolski served as President and Chief Operating Officer of Continental Express. From 1966 to 1990, Mr. Kolski held various management positions with responsibilities over flight operations, aircraft maintenance and collective bargaining negotiations for National Airlines (1966 to 1980), New York Air which he co-founded (1980 to 1987) and Eastern Airlines (1987 to 1990).

     Marilyn L. Rogers joined the Company in March 1999 as Senior Vice President
- Customer Service of its operating subsidiary. From 1991 to March 1999, Ms. Rogers worked for Northwest Airlines in various management positions, serving as Vice President - Customer Service - Ground Operations for the Central U.S. Region from 1995 to 1999. Prior to that, Ms. Rogers served in various capacities for Eastern Airlines from 1972 to 1991, her last position being as director of customer service.

     Don L. Chapman has served as a Director of the Company since 1994. From December 1998 until March 2000, Mr. Chapman served as President of S&S Tug Manufacturing Company, a ground support equipment manufacturer. He served as Chief Executive Officer of that company's predecessor, Tug Manufacturing Company, since he acquired that company in 1977. He also served as Chief Executive Officer of Opti World, Inc., an optical superstore chain, from 1983 (when he founded that company) until 1995. He also serves as a director of Rare Hospitality (since 1992).

     John K. Ellingboe was elected as a Director of the Company in November 1997 pursuant to the terms of the Merger Agreement between the Company and Airways Corporation ("Airways"). He served as a director of Airways from April 1995 until November 1997 when Airways merged into the Company and a director of AirTran Airways from June 1994 until November 1997. Since March 1999, Mr. Ellingboe has served in a senior management position with Ovations, Inc., a subsidiary of UnitedHealth Group Company and currently serves as its chief operating officer. From January 1998 until March 1999, Mr. Ellingboe served as President, Mergers and Acquisitions of NJK Holding Corporation, a private investment company, and since June 1996, Mr. Ellingboe has also been Chief Executive Officer of PMSA Management Group, LLC, a management consulting firm. From 1990 to May 1996, he was Vice President, Business Development, General Counsel and Secretary of Fingerhut Companies, Inc. and served as Senior Vice President of that company from October 1993 to May 1996.

     Lewis H. Jordan is the owner and principal officer of Wingspread Enterprises, an investment and consulting firm which he founded in August 1997. Mr. Jordan has served as a Director of the Company since June 1993. Mr. Jordan also served as President and Chief Operating Officer of the Company from June 1993 until November 1997. As of November 1996, he resigned his position as President and Chief Operating Officer of the Company's operating subsidiary. He served as President and Chief Operating Officer and as a director of Continental Airlines from August 1991 to March 1993 and served as Executive

Vice President of that company from 1986 to August 1991. He also serves as a Director of Rare Hospitality (since 1998).

     Robert L. Priddy is an investor and owner of RMC Capital, LLC, an investment company which he founded in February 1998. Mr. Priddy was employed as the Chairman of the Board and Chief Executive Officer of the Company from its inception until November 1997. He has served as a Director of the Company since he participated in its founding in 1992. As of November 1996, he resigned his position as Chairman of the Board and Chief Executive Officer of the Company's operating subsidiary. He also serves as a director of Accumed International, a medical equipment company (since 1997).

     Robert D. Swenson is the owner and principal officer of Pacific Alaskan Airways, LLC, an aviation consulting firm in which he has been actively involved since September 1999. Mr. Swenson was elected as Chairman of the Board of the Company in November 1997 pursuant to the terms of the merger agreement with Airways and served in such position until January 1999 when Mr. Leonard joined the Company. Mr. Swenson continues to serve as a Director of the Company. He served as Chairman of the Board and Chief Executive Officer of Airways from April 1995 until November 1997 when Airways merged into the Company and he served as Chairman of the Board of AirTran Airways from June 1994 until November 1997. From June 1994 to January 1995, Mr. Swenson was President of AirTran Airways. Mr. Swenson served as Director, President and Chief Executive Officer of Mesaba Holdings, Inc. and its subsidiary, Mesaba Aviation, Inc. from 1981 to 1995 and was Chairman of the Board of Mesaba Holdings, Inc. and Mesaba Aviation, Inc. from 1986 to September 1995.

     William J. Usery, Jr. has served as president of Bill Usery Associates, Inc., a labor-management consulting firm, since 1978. Previously Mr. Usery has served in many labor-management positions with the federal government, including as Secretary of Labor under President Ford from 1976 to 1977, as National Director of the Federal Mediation and Conciliation Service (FMCS) from 1973 to 1976 and as Assistant Secretary of Labor for Labor-Management Relations under President Nixon from 1969 to 1973.

     The merger agreement between Airways Corporation and the Company provided for the Company to select four members of the Board and for Airways to select three members of the Board. Five of the current members of the Board (Messrs. Chapman, Ellingboe, Jordan, Priddy and Swenson) were selected by the respective companies in accordance with the terms of the merger agreement.

Committees of the Board of Directors

     The Company has a standing Audit Committee and Compensation Committee. The Audit Committee consists of Don L. Chapman, Robert L. Priddy and John K. Ellingboe. The Audit Committee met two times during the 1999 fiscal year. The Audit Committee is empowered to: (i) recommend the appointment or removal of the Company's auditors; (ii) review and recommend approval of the scope and results of the independent audit of the Company; (iii) review audit fees; and
(iv) review changes in accounting policies that have a significant effect on the Company's financial reports.

     The Compensation Committee consists of Robert D. Swenson and John K. Ellingboe. Lewis H. Jordan serves as a non-voting member of this committee. The Compensation Committee met one time separately from the entire Board during 1999 and acted during Board meetings on other occasions. In addition, the Compensation Committee took action by unanimous consent of its members on several occasions. The Compensation Committee is empowered to: (i) approve compensation levels for each

Executive Officer who also serves as a member of the Board of Directors and for any other officer or employee of the Company whose annual base salary is in excess of $100,000; (ii) approve all incentive payments to each Executive Officer who also serves as a member of the Board of Directors; (iii) administer the Company's stock option plans; and (iv) undertake administration, upon specific direction of the Board of Directors, of other employee benefit plans.

Meetings of the Board of Directors

     The Board of Directors met 15 times during the Company's 1999 fiscal year and took action on other occasions by unanimous consent. Each incumbent Director attended at least 75% of the total of all Board and Committee meetings he was entitled to attend during the 1999 year.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own more than 10% of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to transactions during 1999, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its Directors, Executive Officers and persons who own more than 10% of the Company's equity securities have been complied with except that the initial beneficial ownership reports of Robert L. Fornaro and Marilyn Rogers were filed late.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 1997, December 31, 1998, and December 31, 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, for the Company's Chief Executive Officer and those other Executive Officers with compensation in excess of $100,000 during 1999. Such table also indicates all capacities in which they served.

                           Summary Compensation Table

                                                                                   Long Term
                                                                                  Compensation
                                                     Annual Compensation             Awards
                                           ------------------------------------   ------------
                                                                     Other                           All
Name and                                                             Annual                         other
Principal                                                            Compen-         Options        Compen-
Position                             Year  Salary ($)  Bonus ($)    sation ($)         (#)         sation ($)
--------------------------------     ----  ----------  ---------    ----------      ---------      ----------
Joseph B. Leonard, Chairman          1999     336,539       0        100,000        1,500,000         0
   of the Board, President and
   Chief Executive Officer (1)
D. Joseph Corr, President and        1999      23,077       0        300,000             None         0
   Chief Executive Officer (2)       1998     299,241       0              0             None         0
                                     1997     253,151       0              0          600,000(3)      0
Robert L. Fornaro                    1999     186,538       0              0          350,000         0
   Senior Vice President (4)
Stephen J. Kolski                    1999     113,654       0              0          150,000         0
   Senior Vice President (5)
Marilyn Rogers                       1999     113,654       0              0          150,000         0
   Senior Vice President (6)

-------------------
(1) A signing bonus of $100,000 is reflected as other compensation.
(2) Prior to November 1997, Mr. Corr served as President of the Company's operating subsidiary. Mr. Corr's employment with the Company terminated in January 1999. The other compensation reflected for Mr. Corr in 1999 represents a severance payment to him that was paid upon his termination of employment.
(3) Includes the repricing of 450,000 options originally granted in 1996.
(4) Mr. Fornaro commenced employment with the Company in March 1999, and therefore, the compensation shown for him for 1999 is for the period from March 1999 through December 1999.
(5) Mr. Kolski commenced employment with the Company in March 1999, and therefore, the compensation shown for him for 1999 is for the period from March 1999 through December 1999.
(6) Ms. Rogers commenced employment with the Company in March 1999, and therefore, the salary shown for her is for the period from March 1999 through December 1999.

    None of the individuals listed above received perquisites or personal benefits during 1999 in excess of the lesser of $50,000 or 10% of his annual salary and bonus. The amount of such benefits to all Executive Officers as a group during 1999 was less than 10% of their aggregate annual salaries and bonuses.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Robert D. Swenson and John K. Ellingboe, neither of whom are officers or employees of the Company.

Employment Agreements and Change of Control Arrangements

     Joseph B. Leonard. The Company's employment agreement with Mr. Leonard provides for a three year term expiring on December 31, 2001, and severance pay of $500,000 in the event Mr. Leonard's employment is terminated by the Company without cause. Mr. Leonard's base salary under the employment agreement is $350,000 per year and he may earn a bonus of up to 150% of his base salary each year based on the profitability of the Company during the year. In connection with the execution of the employment agreement, Mr. Leonard was paid a $100,000 signing bonus and was granted 1,500,000 options vesting over a three year period. Under the agreement, Mr. Leonard is also entitled to reimbursement of certain moving expenses.

     Robert L. Fornaro. Upon a termination of Mr. Fornaro's employment after a change of control, Mr. Fornaro will be entitled to a continuance of his salary for a two-year period and all of his stock options will become vested.


Option Grants in Last Fiscal Year

     The table below sets forth information regarding all stock options granted in the 1999 fiscal year under the Company's Stock Option Plans to those Executive Officers of the Company named in the Compensation Table above.

                                            % of                                               Potential Realized
                                            Total                    Market                         Value at
                             Number of     Options                    Price                      Assumed Annual
                             Securities   Granted to                 or Fair                        Rates of
                             Underlying   Employees                   Value                        Stock Price
                               Options    in Fiscal    Exercise      on Date      Expiration     Appreciation (2)
                               Granted       Year       Price        of Grant       Date          5%          10%
                             ----------  -----------   ---------   ------------   ---------- ----------   ----------
Joseph B. Leonard             1,500,000      57.8%       $3.03       $3.03          1/4/09   $2,859,505   $7,246,548
D. Joseph Corr                     None
Robert Fornaro                  350,000      13.5%       $3.78       $3.78         3/23/09   $  832,303   $2,109,219
Stephen Kolski                  150,000       5.8%       $3.31       $3.31         3/18/09   $  312,482   $  791,891
Marilyn Rogers                  150,000       5.8%       $3.31       $3.31         3/18/09   $  312,482   $  791,891

-------------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table shows aggregate exercises of options during 1999 and the values of options held as of December 31, 1999 by those Executive Officers of the Company named in the Compensation Table above.

                                                              Number of          Value of Unexercised
                                                         Unexercised Options     In-The-Money Options
                                                        December 31, 1999 (#)   December 31, 1999 (1)
                     Shares Acquired       Value           Exercisable (E)/        Exercisable (E)/
Name                 on Exercise (#)      Realized        Unexercisable (U)        Unexercisable (U)
-------------------  ---------------  ----------------  ----------------------  ----------------------
Joseph B. Leonard            -                  -            1,500,000 U              $2,223,000
D. Joseph Corr         100,000           $100,000              450,000 E                    None
Robert L. Fornaro            -                  -              350,000 U              $  256,200
Stephen J. Kolksi            -                  -              150,000 U              $  180,112
Marilyn Rogers               -                  -              150,000 U              $  180,112

-------------------
(1) Amounts shown are based upon the closing sale price for the Company's Common Stock on December 31, 1999, which was $4.51325 per share.

Director Compensation

       The Company's outside Directors (Messrs. Chapman, Ellingboe, Jordan, Priddy, Swenson and, when elected, Mr. Usery) receive a retainer of $5,000 per quarter plus meeting fees of $1,000 per meeting of the Board of Directors or Committee attended in person and $500 per meeting of the Board of Directors or Committee attended by phone in addition to reimbursement of their expenses in attending meetings of the Board of Directors. In addition, each outside Director is to receive options to purchase 5,000 shares of Common Stock upon the date of the Company's annual stockholders' meeting at the then current stock price, with vesting over three years of service for the Company.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The compensation of the Company's Executive Officers is determined by the Compensation Committee of the Board of Directors on an annual basis. The Compensation Committee considers all elements of compensation in making its determinations. With respect to those Executive Officers who do not serve on the Company's Board of Directors, the Compensation Committee also considers the recommendations of the Company's President and Chief Executive Officer. The principal elements of compensation for the Company's Executive Officers are base salary, cash bonuses and stock incentives and stock options.

       Base Salary. The base salary of the Company's President and Chief Executive Officer during 1999 (Joseph B. Leonard) was established at $350,000 per year under his employment agreement pursuant to negotiations with Mr. Leonard. The employment agreement was signed in January 1999.

       Cash Bonuses. The Company adopted an Executive Incentive Compensation Plan for 1999 under which Mr. Leonard and other management employees became entitled to a bonus for 1999 based on the Company's profitability (calculated based on a return on equity) in excess of a base rate equal to the treasury bill rate. In making the calculation, the DC-9 fleet impairment charge taken by the Company in fourth quarter 1999 and the income from the settlement of the Company's lawsuit against SabreTech were excluded. Due to the Company's profitability during 1999, incentive bonuses of $75,000 - $525,000 were paid in first quarter 2000 to the Company's four Executive Officers for the 1999 year in accordance with the Executive Incentive Compensation Plan.

       Stock Options. The Company intends to rely heavily on stock options to provide incentive compensation to its Executive Officers and other key employees and to align their interests with those of the Company's Stockholders. In that regard, stock options were granted to the Company's newly hired Chairman of the Board, President and Chief Executive Officer in January 1999 (options to purchase 1,500,000 shares) and to the Company's newly hired President and Chief Financial Officer in March 1999 (options to purchase 350,000 shares) and to other newly hired officers during the year. All of these options are exercisable at fair market value. All of these options will vest over three years. The vesting schedule is designed to encourage employment with the Company throughout the vesting period.

       Submitted by

       COMPENSATION COMMITTEE

       John K. Ellingboe                  Robert D. Swenson


       The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

       The following stock price performance graph compares the Company's performance to the CRSP Total Return Index for The NASDAQ Stock Market (US) and the Standard & Poors Airlines Index. The stock price performance graph assumes an investment of $100 in the Company and the two indexes, respectively, on June 28, 1994, and further assumes the reinvestment of all dividends. The Standard & Poors Airlines Index includes AMR Corporation, Delta Air Lines, USAir Group and Southwest Airlines. Stock price performance, presented for the period from June 28, 1994 (the date upon which the Common Stock of the Company was first traded) through December 31, 1999 is not necessarily indicative of future results. The June 28, 1994 stock price used for the Company's stock is the initial public offering price.

                               [Graph goes here]



                                     6/28/94   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                    ---------  ---------  ---------  ---------  ---------  --------   ---------
AirTran Holdings, Inc.               $100.00    $170.00    $792.00    $206.00    $128.00    $ 84.00    $144.42

Standard & Poors Airlines Index      $100.00    $ 84.08    $122.79    $134.61    $226.57    $219.19    $217.38

NASDAQ Stock Market Index            $100.00    $107.11    $149.87    $183.89    $223.68    $312.33    $579.63


       The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS


       During 1999, the Company purchased ground support equipment from S&S Tug Manufacturing Corporation ("S&S Tug") in which Don L. Chapman is an executive officer. The amount of ground support equipment purchased by the Company from S&S Tug was approximately $113,000 during 1999. The Company intends to continue purchasing such equipment from S&S Tug so long as S&S Tug's equipment meets the Company's quality, price and time of delivery requirements. The Company began to purchase equipment from S&S Tug and its predecessor corporation prior to Mr. Chapman being elected to the Company's Board of Directors and management believes that its purchases from S&S Tug and its predecessor corporation have been at competitive prices and terms. Effective as of March 1, 2000, Mr. Chapman no longer serves as an executive officer of S&S Tug.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

       The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the ensuing fiscal year. Ernst & Young LLP has served as the Company's independent auditors since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                 OTHER MATTERS

Stockholders' Proposals for Annual Meeting to be held in 2001

       The Company plans to hold its 2001 Annual Meeting of Stockholders during the month of May. Any proposal of a Stockholder intended to be presented at said Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 8, 2000.


Action on Other Matters at the Annual Meeting

       At this time, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

       STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                             BY ORDER OF THE BOARD OF DIRECTORS,



                             Leslie C. Head
                             Secretary

                            FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2000
                            AIRTRAN HOLDINGS, INC.

The undersigned hereby appoints Joseph B. Leonard and Leslie C. Head, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record on March 31, 2000, at the Annual Meeting of the Stockholders to be held on May 18, 2000, at 11:00 A.M. at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337, or any adjournment thereof.

1. Election of Directors
   [_] FOR all nominees listed                [_] WITHHOLD AUTHORITY to vote
       below (except as marked to                 for all nominees listed below
       the contrary below)
(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below).

For election as Class I Directors for a three year term expiring in 2003
  Don L. Chapman, Lewis H. Jordan, Joseph B. Leonard

For election as Class II Directors for a two year term expiring in 2002
  Robert D. Swenson, William J. Usery

For election as Class III Directors for a one year term expiring in 2001
  John K. Ellingboe, Robert L. Priddy

2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                            FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting to be held May 18, 2000.

                                             Dated: _____________________, 2000
                                             ____________________________(SEAL)
                                             ____________________________(SEAL)

                                             (Please sign exactly as your name
                                             appears hereon. If stock is reg-
                                             istered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney, adminis-
                                             trator, executor, guardian or
                                             trustee, please add your title as
                                             such. If executed by a corpora-
                                             tion, the proxy should be signed
                                             by a duly authorized officer).

                                             PLEASE SIGN, DATE AND PROMPTLY
                                             RETURN THIS PROXY IN THE ENCLOSED
                                             ENVELOPE. NO POSTAGE IS REQUIRED
                                             IF MAILED IN THE UNITED STATES.

                                             [_] I PLAN TO ATTEND